UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 1, 2011

ASCENT CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34176	26-2735737
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

12300 Liberty Boulevard

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5622

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On August 1, 2011, the board of directors of Ascent Capital Group, Inc. (the “Corporation”) elected a new Chief Financial Officer to replace George Platisa. Mr. Platisa will continue to serve as an Executive Vice President of the Corporation through the end of August to assist with the transition.

(c) On August 1, 2011, the board of directors of the Corporation elected Michael R. Meyers, age 54, to serve as Chief Financial Officer and Treasurer of the Corporation until the next annual meeting of the board of directors, or until his successor has been duly elected and has been qualified, or until his earlier death, resignation, disqualification or removal from office. Mr. Meyers has served as a Senior Vice President of the Corporation since April 5, 2011 and as the Chief Financial Officer and a Vice President of Monitronics International, Inc. (“Monitronics”), the Corporation’s primary operating subsidiary, for more than the past five years. Mr. Meyers originally joined Monitronics in July 1996 and has held various positions with the company. Before joining Monitronics, Mr. Meyers, a certified public accountant, had over 15 years of accounting, finance, and operations experience. He has worked with a variety of businesses, including Fortune 500, medium, and small companies, as well as working in public accounting.

On August 2, 2011, the Corporation issued a press release to announce that it named Mr. Meyers to the position of Chief Financial Officer, which is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Ascent Capital Group, Inc. on August 2, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2011

ASCENT CAPITAL GROUP, INC.

By:	/s/ William E. Niles
Name: William E. Niles
Title: Executive Vice President, General Counsel and Secretary